                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                              IN HOME HEALTH, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 23, 2000

    Notice is hereby given that the Annual Meeting of Stockholders of In Home Health, Inc. will be held at the Radisson Hotel and Conference Center, 3131 Campus Drive, Plymouth, Minnesota 55441 on February 23, 2000 at 9:30 a.m. Central Time for the following purposes:

        1. To elect five directors;

        2. To consider and act upon a proposal to amend the Company's Stock Option Plan to increase the number of shares available under the Plan by an additional 750,000 shares;

        3. To ratify the selection of independent auditors for the Company for the current fiscal year; and

        4. To transact such other business as may properly come before the Annual Meeting.

    The Board of Directors has fixed the close of business on January 7, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

                                          By Order of the Board of Directors,

                                          [SIGNATURE]

                                          Robert J. Hoffman, Jr., Secretary

Minneapolis, Minnesota
January 21, 2000

    WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. Proxies are revocable at any time prior to the time they are voted, and stockholders who are present at the Annual Meeting may withdraw their proxies and vote in person if they so desire.

                                PROXY STATEMENT
                                  INTRODUCTION

    This Proxy Statement is furnished to the stockholders of In Home
Health, Inc. (the "Company") in connection with the Board of Directors' solicitation of proxies to be voted at the annual meeting of stockholders to be held on February 23, 2000, or any adjournment thereof (the "Meeting"). The mailing of this Proxy Statement to stockholders commenced on or about
January 21, 2000.

    All expenses in connection with solicitation of proxies will be borne by the Company. The Company will pay brokers, nominees, fiduciaries, or other custodians their reasonable expenses for sending proxy material to, and obtaining instructions from, persons for whom they hold stock of the Company. The Company expects to solicit proxies by mail, but directors, officers, and other employees of the Company may also solicit in person, by telephone, by telegraph or by mail. The Company's principal office is located at 601 Carlson Parkway, Suite 500, Minnetonka, Minnesota 55305 and its telephone number is
(612) 449-7500.

    Any proxy may be revoked at any time before it is voted by written notice, mailed or delivered to the Secretary of the Company, or by revocation in person at the Meeting; but if not so revoked, the shares represented by such proxy will be voted in the manner directed by the stockholder. If no direction is made, proxies received from stockholders will be voted "for" the proposals set forth in the Notice of Meeting.

    Only stockholders of record at the close of business on January 7, 2000 will be entitled to vote at the Meeting. As of such date, the Company had outstanding 5,520,553 shares of common stock, par value $.03 per share (the "Common Stock") and 200,000 shares of Series A Preferred Stock, par value $1.00 per share (the "Preferred Stock"). Each share of Common Stock is entitled to one vote on each of the matters brought before the Meeting. The Preferred Stock has no voting rights with respect to any matter set forth in the Notice of the Meeting. Each share of Preferred Stock is entitled to 17 votes only with respect to a proposal to (i) wind up, dissolve or liquidate the Company or revoke or forfeit its charter, (ii) amend the Company's articles of incorporation, (iii) merge or consolidate or enter into an exchange agreement with another corporation, or
(iv) sell, lease, transfer or otherwise dispose of all or substantially all of the Company's assets not in the usual and regular course of business, pursuant to the Second Preferred Stock Modification Agreement between the Company and ManorCare Health Services, a wholly owned subsidiary of Manor Care, Inc. ("Manor Care"), wherein Manor Care waived the voting rights of the Preferred Stock, except for items (i) through (iv) above. In consideration, the Company waived its right to pay dividends on the Preferred Stock in shares of its Common Stock.

    The Company's articles of incorporation exclude cumulative voting. Manor Care holds approximately 41% of the voting power of the Company's Common Stock for all matters brought before the Meeting, and approximately 63% for those matters referenced in (i) through (iv) above. Manor Care acquired all of the 200,000 outstanding shares of Preferred Stock and 2,250,000 shares of Common Stock on October 24, 1995 pursuant to a Securities Purchase and Sale Agreement between the Company and Manor Care, dated as of May 2, 1995, as amended (the "Purchase Agreement").

    The presence, in person or by proxy, of the holders of a majority of the voting power of all shares of the Company entitled to vote at the Meeting will constitute a quorum for the transaction of business. Under Minnesota law, if the shares present and entitled to vote on an item of business would not constitute a quorum for the transaction of business at the Meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Meeting will determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter submitted to the stockholders. Therefore, abstentions are effectively a vote against the proposal. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                                 SECTION 16(a)
                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 1999, all
Section 16(a) filing requirements applicable to its insiders were complied with, except Robert Hoffman reported in October 1999 a grant of 50,000 stock options in June 1999, and Wolfgang von Maack reported in October 1999 a grant of 180,000 stock options in June 1999.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table presents information provided to the Company as to the beneficial ownership of Common Stock as of January 7, 2000 by persons known to the Company to hold 5% or more of such stock and by all current directors, nominees, the Named Executive Officers from the table on page 4 and all directors and executive officers as a group. All shares represent sole voting and investment power, unless indicated to the contrary.

                                                                 AMOUNT AND NATURE       PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          OF BENEFICIAL OWNERSHIP   VOTING POWER
------------------------------------                          -----------------------   ------------
Manor Care, Inc. (1)........................................         2,250,000              40.8%(2)
Heartland Advisors, Inc. (3)................................           470,101               8.5%
RS Investment Management Co., LLC (4).......................           461,733               8.4%
Wolfgang von Maack..........................................            33,010(5)            *
James J. Lynn, Ed.D.........................................             6,000               *
Robert J. Hoffman, Jr.......................................               500               *
Clyde Michael Ford..........................................             3,000               *
Judith Irene Storfjell, Ph.D................................               434               *
Eugene Terry................................................                 0               *
All Directors and Executive Officers as a Group (6
  persons)..................................................            42,944(5)            1.0%

------------------------

*   Less than one percent

(1) Manor Care's address is 333 North Summit Street, Toledo, OH 43604

(2) Manor Care holds of record 2,250,000 shares of Common Stock entitled to be voted on all matters brought before the Meeting. Manor Care also owns 200,000 shares of Preferred Stock (convertible into 3,333,334 shares of Common Stock), which can be voted on items (i) through (iv) noted on page 2, paragraph 4 of this proxy. If any of those items would be voted on at the Meeting, the voting percentage of Manor Care would be 63.1%.

(3) Heartland Advisors, Inc.'s address is 789 North Water Street, Milwaukee, WI 53202.

(4) RS Investment Management Co., LLC's address is 388 Market Street, Suite 200, San Francisco, CA 94111.

(5) Includes 20,000 shares for Mr. von Maack and 20,000 shares for all directors and officers as a group which may be acquired pursuant to stock options which are presently exercisable or become exercisable within sixty days of January 7, 2000.

                           EXECUTIVE COMPENSATION AND
                               OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table shows, for the fiscal years ended September 30, 1999, 1998 and 1997, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Wolfgang von Maack, the Company's Chief Executive Officer, and to the other most highly compensated executive officer of the Company, other than Mr. von Maack, whose total cash compensation exceeded $100,000 during fiscal 1999 (the "Named Executive Officers") in all capacities in which they served. Certain columns prescribed by Securities and Exchange Commission proxy regulations have not been included in this table because the information called for therein is not applicable to the Company or the Named Executive Officers for the periods indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                             ANNUAL COMPENSATION                COMPENSATION
                                                ---------------------------------------------   ------------
                                                                                                STOCK OPTION
NAME AND PRINCIPAL POSITION                       YEAR       SALARY       BONUS       OTHER      SHARES(#)
---------------------------                     --------   -----------   --------   ---------   ------------
Wolfgang von Maack (1)........................    1999     $ 246,668(2)  $195,000   $  10,220      180,000
  Chairman, Chief Executive Officer and           1998       186,674(3)     --          7,650       50,000
  President                                       1997        61,500(3)     --          6,336       --
 Robert J. Hoffman, Jr. (4)....................   1999       122,205(5)    41,300      25,997(6)    50,000
  Chief Financial Officer, Treasurer and          1998        34,035(7)     --         --           --
  Corporate Secretary

------------------------

(1) Wolfgang von Maack was named acting Chief Executive Officer on May 15, 1997. He was named President and Chief Executive Officer and was elected as a Director of the Company on June 6, 1997 and was elected Chairman of the Board on November 17, 1998. Mr. von Maack has resigned the positions of President and Chief Executive Officer effective February 15, 2000, but will remain a Director and Chairman of the Board.

(2) Amount reflects 75% ($46,668) of Mr. von Maack's Manor Care salary which was reimbursed by the Company under the Administrative Services Agreement for the period from October 1 through December 31, 1998, 75% ($75,000) of
    Mr. von Maack's salary from January 1 through April 30, 1999 (25% of his salary for this period was paid by Manor Care for management services provided) and 100% ($125,000) of his salary paid by the Company from May 1 through September 30, 1999. See "Certain Transactions."

(3) Amount reflects 75% of Mr. von Maack's Manor Care which was reimbursed by the Company under the Administrative Services Agreement.

(4) Robert J. Hoffman, Jr. was named Corporate Secretary and Acting Chief Financial Officer on June 22, 1998. He became an employee on January 1, 1999 and was elected Chief Financial Officer on February 24, 1999 and Treasurer on June 8, 1999.

(5) Consists of $33,705 of Mr. Hoffman's Manor Care salary from October 1 through December 31, 1998, which was reimbursed by the Company and $88,500 of his salary paid by the Company beginning January 1, 1999 when
    Mr. Hoffman became an employee of the Company.

(6) Consists of $17,700 of relocation expense reimbursement, $6,968 of medical, life and disability insurance paid by the Company and $1,329 of 401(k) matching contribution by the Company.

(7) Consists of amounts paid to Manor Care for Mr. Hoffman's services from June 15 through September 30, 1998.

STOCK OPTIONS

    The following table contains information concerning the grant of stock options under the Company's 1995 Stock Option Plan to the Named Executive Officers as of the end of the last fiscal year:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                   INDIVIDUAL GRANTS
                                  ------------------------------------------------------------------------------------
                                                                                                POTENTIAL REALIZABLE
                                             % OF TOTAL                                           VALUE AT ASSUMED
                                              OPTIONS                                           ANNUAL RATES OF STOCK
                                             GRANTED TO                                        PRICE APPRECIATION FOR
                                             EMPLOYEES    EXERCISE     PRICE                       OPTION TERM (1)
                                  OPTIONS    IN FISCAL      PRICE     ON DATE    EXPIRATION    -----------------------
NAME                              GRANTED       YEAR      PER SHARE   OF GRANT      DATE         5% (2)      10% (3)
----                              --------   ----------   ---------   --------   ----------    ----------   ----------
Wolfgang von Maack..............  180,000(4)    41.71%      $1.75      $1.75       6/8/09       $198,099     $502,027
Robert J. Hoffman, Jr...........   50,000       11.59%       1.75       1.75       6/8/09         55,027      139,452

------------------------

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast future possible appreciation, if any, of the Company's stock price.

(2) A 5% per year appreciation in stock price from $1.75 per share yields $2.85 on the expiration date.

(3) A 10% per year appreciation in stock price from $1.75 per share yields $4.54 on the expiration date.

(4) 100,000 options were granted subject to stockholder approval at the Meeting of the amendment to the 1995 Stock Option Plan to increase the number of shares available under the Plan. As Mr. von Maack has resigned effective February 15, 2000, all unexercised options will be cancelled 3 months after termination.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year:

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                   VALUE          NUMBER OF SECURITIES
                                                 REALIZED              UNDERLYING               VALUE OF UNEXERCISED
                                               (MARKET PRICE       UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                   SHARES       AT EXERCISE             AT FY-END                   AT FY-END (1)
                                  ACQUIRED     LESS EXERCISE   ---------------------------   ---------------------------
NAME                             ON EXERCISE      PRICE)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                             -----------   -------------   -----------   -------------   -----------   -------------
Wolfgang von Maack.............      -0-            -0-          10,000         220,000          -0-          $67,500
Robert J. Hoffman, Jr..........      -0-            -0-             -0-          50,000          -0-           18,750

------------------------

(1) Based on the fiscal year ended September 30, 1999 closing price of $2.125 per share.

EMPLOYMENT AGREEMENT

    The Company entered into an employment agreement with Robert J. Hoffman, Jr. on December 31, 1998. The term of the agreement is January 1, 1999 through December 31, 2001. The agreement employs Mr. Hoffman as Chief Financial Officer, at a base salary of $118,000 per annum. Mr. Hoffman is eligible to earn annual bonuses up to a maximum of 35% of his base salary and is entitled to participate in the Company's benefit plans or programs accorded other employees at the Company's headquarters. The agreement provided that Mr. Hoffman be reimbursed for up to $17,700 in relocation expenses.

    In the event the agreement is terminated without cause, Mr. Hoffman will be entitled to severance of 12 months base salary, the ratable portion of his bonus, reasonable moving expenses and an amount equal to 7% of the appraised value of his residence. In the event of corporate relocation, if Mr. Hoffman is offered the option to continue employment contingent upon relocation from Minnesota, he may opt to terminate employment and receive six months base salary plus the ratable portion of his maximum bonus potential and reasonable moving expenses. In the event of change of control of the Company, all options granted Mr. Hoffman would vest immediately and be payable in cash at the time of the change in control. Mr. Hoffman would be entitled to twelve months base salary, the ratable portion of his maximum bonus potential, reasonable moving expenses and an amount equal to 7% of the appraised value of his residence.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 1999, Wolfgang von Maack, Clyde Michael Ford, and Judith Irene Storfjell served as members of the Company's Compensation Committee. Mr. von Maack is the President and Chief Executive Officer of the Company. Mr. von Maack was an officer of Manor Care, the owner of a majority of the voting power of the stockholders of the Company, until January 1, 1999, when he terminated his relationship with Manor Care and became an employee of the Company. Mr. von Maack served as committee chairman during fiscal 1999.

BOARD COMPENSATION COMMITTEE REPORT

    Decisions on compensation of the Company's executives for fiscal 1999 were made by the Compensation Committee of the Board, which consisted during fiscal 1999 of Mr. von Maack, Dr. Storfjell, and Mr. Ford. All decisions by the Compensation Committee for fiscal 1999 were reviewed by the full Board. This report describes the Compensation Committee's policies for fiscal 1999 as they affected Mr. von Maack and Mr. Hoffman (collectively, the "Senior Executives") who were the Company's most highly paid officers in fiscal 1999.

CASH COMPENSATION POLICIES FOR SENIOR EXECUTIVES

    The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation, integrate pay with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. The overall cash compensation of Senior Executives is intended to be consistent with other publicly held companies in the health care industry that were selected as comparable because of comparable revenue and focus on providing health care services in the home.

    Mr. von Maack's compensation is described below. The compensation for Mr. Hoffman was approved by the Compensation Committee as set forth in the employment agreement approved June 8, 1999. Mr. Hoffman's employment agreement specifies a base salary and a maximum bonus opportunity, which equals 35% of base salary. The bonus that each Senior Executive could earn for the fiscal year was determined by comparing the Company's actual net income before taxes with the plan for the fiscal year.

FISCAL 1999 STOCK OPTION GRANTS

    For fiscal 1999, the Compensation Committee granted stock options to various executives. Stock options are intended to focus the Senior Executives on long-term Company performance to improve stockholder value and provide a significant earning potential to the executives. In order to direct the Senior Executives toward steady growth and to retain their services, incentive stock options vest over a five-year period. The number of options granted to each Senior Executive depends on the level and degree of responsibility of the individual's position.

OTHER COMPENSATION PLANS

    The Senior Executives have been permitted to participate in certain broad-based employee benefit plans adopted by the Company, as well as executive officer retirement, life and health insurance plans. Other than the Company's Employee Stock Purchase Plan, which allows the Company's employees to purchase shares of the Company's Common Stock through payroll deductions at a purchase price of 85% of the lower of the fair market value of the shares on the first day or the last day of the applicable period of the Plan, benefits under these plans are not directly or indirectly tied to Company performance.

CHIEF EXECUTIVE OFFICER'S FISCAL 1999 COMPENSATION

    Through December 31, 1998, Mr. von Maack was a Senior Vice President of Manor Care and his compensation was set by Manor Care. As part of the Administrative Services Agreement between the Company and Manor Care, the Company reimbursed Manor Care for 75% of Mr. von Maack's total compensation. Effective January 1, 1999, Mr. von Maack terminated his relationship with Manor Care and became an employee of the Company.

    Effective January 1, 1999 the Company entered into a Management Services Agreement with Manor Care. As part of the Agreement, the Company provided management services to Mesquite Hospital, a wholly owned subsidiary of Manor Care. Manor Care reimbursed the Company for 25% of Mr. von Maack's salary. Services were provided until April 30, 1999, when the agreement was terminated.

    Mr. von Maack's compensation was evaluated and approved June 8, 1999 by the compensation committee (excluding Mr. von Maack). It provided for an annual base salary of $300,000 and an incentive of 65% of base salary to be paid if the annual budget was achieved. As part of the approved stock option program for the fiscal year, Mr. von Maack was granted 180,000 options. In establishing the chief executive officer's compensation, the compensation committee applied the principles outlined in the cash compensation policies section above in essentially the same manner as they were applied to other executives. In addition to those factors, the Committee considered the important role Mr. von Maack has played in the Company's turnaround.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS (AS CONSTITUTED DURING FISCAL 1999):

      Wolfgang von Maack      Clyde Michael Ford     Judith Irene Storfjell

                               PERFORMANCE GRAPH

    The Securities and Exchange Commission requires that the Company include in this proxy statement a line-graph presentation comparing cumulative, five-year stockholder returns on an indexed basis with the S&P 500 Stock Index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Board of Directors has approved the use of the Dow Jones Industry Group Index of Health Care Providers as its peer group index. The table below compares the cumulative total return as of the end of each of the Company's last five fiscal years on $100 invested in the Common Stock of the Company, the Dow Jones Industry Group Index of Health Care Providers and the NASDAQ Market Index, assuming the reinvestment of all dividends:

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                     9/30/94  9/30/95  9/30/96  9/30/97  9/30/98  9/30/99
IN HOME HEALTH,
INC.                 $100.00  $133.79   $94.59   $78.38   $25.68   $30.63
NASDAQ MARKET INDEX  $100.00  $121.41  $141.75  $192.67  $200.23  $323.92
PEER GROUP INDEX     $100.00  $111.25  $122.96  $137.36  $100.96   $85.17

    The performance graph above shall not be deemed incorporated by reference by any statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such Acts.

              STRUCTURE AND FUNCTIONING OF THE BOARD OF DIRECTORS

MEETINGS; REMUNERATION

    The Board of Directors met six times during fiscal 1999. Each director attended more than 75% of the meetings of the Board of Directors and the committees on which they served. Marvin Wilensky resigned effective March 5, 1999. Eugene Terry was appointed September 30, 1999. Outside directors receive annual retainers of $10,000 plus meeting fees of $1,000 per meeting and reimbursement of out-of-pocket expenses incurred in connection with attending Board meetings. Outside director fees are payable quarterly. During fiscal 1999, the Company paid $68,000 for director fees.

COMMITTEES

    The Board of Directors has an Audit Committee which consisted during fiscal 1999 of Marvin Wilensky, James J. Lynn and Clyde Michael Ford (Chairman). The Audit Committee, among other things, determines audit policies, reviews external audit reports and reviews recommendations made by the Company's independent public accountants. During fiscal 1999 the Audit Committee met two times. As a result of the resignation of Mr. Wilensky on March 5, 1999, Mr. Lynn was nominated to serve on the Audit Committee effective July 8, 1999.

    The Board of Directors also has a Compensation Committee which consisted during fiscal 1999 of Judith Irene Storfjell, Clyde Michael Ford, and Wolfgang von Maack (Chairman). The Compensation Committee evaluates and sets the total compensation package for key executive positions, and reviews and approves various employee incentive and benefit plans. During fiscal 1999, the Compensation Committee met one time.

    The Board of Directors also has a Nominating Committee that provides nominations for the election of the Company's directors. During fiscal 1999, the Committee consisted of Wolfgang von Maack and James J. Lynn (Chairman). The Nominating Committee met two times during fiscal 1999. The Nominating Committee will consider nominations from stockholders. See "Stockholder Nominations" below.

                                     ITEM I
                      NOMINATION AND ELECTION OF DIRECTORS

    The Board of Directors has fixed at five the size of the Board of Directors to be elected at the Meeting and has nominated its current members as the management slate for election to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. It is anticipated that proxies will be voted for the management slate, and that each nominee will serve if elected. Should any nominee be unable to serve, the persons named in the proxies may in their discretion vote for a substitute.

    The names and ages of the management slate of nominees, their principal occupations and other information is set forth below, based upon information furnished to the Company by the nominees. Of the nominees, Wolfgang von Maack, James J. Lynn, Clyde Michael Ford and Judith Irene Storfjell have been previously elected by stockholders of the Company. Eugene Terry was appointed as a member of the Board of Directors effective September 30, 1999, filling the vacancy resulting from the resignation of Marvin Wilensky.

                                                                                      DIRECTOR
NAME AND AGE                                              OCCUPATION                   SINCE
------------                               -----------------------------------------  --------
Wolfgang von Maack (59)..................  Chairman, President and Chief Executive
                                           Officer of the Company                       1997

James J. Lynn, Ed.D. (57)................  President of Lynn & Associates               1987

Clyde Michael Ford (61)..................  Owner and Chairman of the Board of
                                           Montpelier Corporation                       1998

Judith Irene Storfjell, Ph.D. (56).......  President of Lloyd Consultants LLC           1998

Eugene Terry (61)........................  Executive of TC Solutions                    1999

BUSINESS EXPERIENCE; DIRECTORSHIPS

    Mr. von Maack has served as President and Chief Executive Officer of the Company since May 1997, has been a director since June 1997 and Chairman of the Board since November 1998. He was Senior Vice President, Healthcare Services of Manor Care from June 1990 to December 1998 and was Vice President, Operations of Manor Care from March 1988 to June 1990. Mr. von Maack resigned the positions of President and Chief Executive Officer effective February 15, 2000, but will remain Chairman of the Board.

    Mr. Lynn has been a director of the Company since 1987 and served as Director of Management Development of the Company from October 1995 to
October 1998. Since 1981, Mr. Lynn has been a principal of Lynn & Associates, a management consulting company of which Mr. Lynn is the founder and President.

    Mr. Ford has been a director of the Company since November 1998. He has been the owner and Chairman of the Board of Montpelier Corporation since
October 1997. He has been a director of Krug International Corporation since October 1999. He served as Vice President, Development of Columbia/ HCA Healthcare Corporation from September 1994 to September 1997. He was Vice President of Marketing for Meditrust from October 1993 to September 1994.

    Dr. Storfjell has been a director of the Company since November 1998. She has served as President of Lloyd Consulting, LLC since 1986 and Assistant Professor, Department of Public Health Nursing Graduate Faculty, University of Illinois at Chicago since 1988.

    Mr. Terry was appointed as a director of the Company in September 1999. He has been a principal of TC Solutions, a consulting venture capital firm, since 1997. He has served as Chairman of Windsor Capital since 1998, Vice Chairman and director of Proxymed, a healthcare information services firm, since 1994 and director of Ivonyx, an infusion company, since 1989.

CERTAIN TRANSACTIONS

    Through December 31, 1998, Mr. von Maack was an executive officer of Manor Care which beneficially owns shares constituting approximately 41% of the voting power of the Company's stockholders for all matters brought before the Meeting, and 63% for items (i) through (iv) referenced on page two, paragraph four of this proxy. The Company and Manor Care entered into the Purchase Agreement as of May 2, 1995 and the transactions contemplated thereby were consummated on October 24, 1995. The Purchase Agreement contains extensive representations, warranties, covenants and other agreements between the Company and Manor Care which extend beyond the consummation of the transactions contemplated therein. The Purchase Agreement also contemplates that the Company and Manor Care may enter into agreements or arrangements which they deem prudent and mutually beneficial for the provision of services between them on terms that are fair to each party. As of January 1, 1999, Mr. von Maack terminated his relationship with Manor Care and became an employee of the Company. Mr. von Maack has resigned as President and Chief Executive Officer effective February 15, 2000, but will remain Chairman of the Board.

    Pursuant to the Purchase Agreement, the Company and Manor Care entered into a Registration Rights Agreement covering the securities purchased by Manor Care from the Company. Manor Care has the right to require the Company to use its best efforts to register for sale in an underwritten public offering under the Securities Act of 1933, at the Company's expense, all or any portion of the Common Stock acquired by Manor Care and the Common Stock into which the Preferred Stock held by Manor Care is convertible ("Registerable Securities"). The Company will not be entitled to sell its securities in any such registration for its own account without the consent of Manor Care. In addition, if the Company at any time seeks to register under the Securities Act of 1933 for sale to the public any of its securities, the Company must include, at Manor Care's request, Manor Care's Registerable Securities in the Registration Statement, subject to underwriter cutback provisions.

    Manor Care and the Company entered into an Administrative Services Agreement effective as of February 27, 1996, pursuant to which Manor Care provided the Company certain corporate, administrative and management services. The original term of the Agreement was retroactive to November 1, 1995 and expired on June 30, 1996. Thereafter, the term was on a quarter-to-quarter basis until terminated by either party upon 90 days prior written notice. Effective June 1, 1996, the total fees payable to Manor Care under the Administrative Services Agreement was reduced to $7,000 per month. A new Administrative Services Agreement was entered into on November 15, 1997. The original term of the Agreement was retroactive to June 1997. Under the terms of the Agreement, the Company paid Manor Care a fee of $24,583 per month. This included $21,667 to pay for 75% of the Company's President and his staff and $2,916 for services rendered by Manor Care's legal, risk management, government relations, purchasing and reimbursement departments. The agreement expired September 30, 1998 and was not renewed. Manor Care continued to provide services on a month to month basis, consisting of 75% of Mr. von Maack's salary and his staff until December 31, 1998, for $33,874 per month. On January 1, 1999 Mr. von Maack and his staff became employees of the Company.

    Effective January 1, 1999, the Company entered into a Management Services Agreement with Manor Care. As part of the Agreement the Company provided management services to Mesquite Hospital, a wholly owned subsidiary of Manor Care. Manor Care reimbursed the Company for 25% of the salaries and reimbursable expenses of Mr. von Maack and his administrative assistant. Manor Care paid fees of $36,494.14 for services provided from January 1 through April 30, 1999, when the agreement was terminated.

STOCKHOLDER NOMINATIONS

    Under the Company's Bylaws, a stockholder who wishes to make a nomination at the Meeting of one or more persons for election as directors must give written notice of their intent to make such nominations to the Company's Secretary within 15 days after the date that the Notice of the Meeting is mailed. The notice must state: the name and address of record of the stockholder who intends to make the nomination; a representation that the stockholder is a holder of record of Company shares entitled to vote at the Meeting and intends to appear in person or by proxy at the Meeting to nominate the person or persons specified in the notice; the name, age, business and residence address, and principal occupation or employment of each nominee; a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and the consent of each nominee to serve as a director of the corporation if so elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. The presiding officer of the Meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure and if the presiding officer should so determine and declare to the Meeting, the effective nomination will be disregarded.

            THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
              "FOR" ELECTION OF THE MANAGEMENT SLATE OF NOMINEES.

                                    ITEM II
                    AMENDMENT TO THE 1995 STOCK OPTION PLAN

    The In Home Health, Inc. 1995 Stock Option Plan (the "1995 Plan") was adopted by the Board of Directors on November 8, 1994, and approved by the Company's stockholders on March 2, 1995. The 1995 Plan was amended May 2, 1995 and approved by the stockholders on October 25, 1995. The 1995 Plan allows issuance of options covering up to 433,333 shares of Common Stock. If an option expires without being exercised, the shares covered by that option again become available for issuance under new options. The purpose of the amendment is to increase by an additional 750,000 shares the pool of shares that are available for use by the Board of Directors to attract and retain employees. Approval of the amendment to the 1995 Plan requires the affirmative vote of a majority of the shares present and entitled to vote at the Meeting.

SUMMARY OF THE 1995 PLAN

    The purpose of the 1995 Plan is to promote the interests of the Company and its stockholders by aiding in attracting, retaining, and motivating Company employees. All Company employees (approximately 2,300 persons) are eligible for options. No employee can receive more than 200,000 shares during any fiscal year. Each option must have an exercise price not less than 100% (110% for a 10% or more stockholder) of the fair market value of the Common Stock on the day the option is granted. Generally the fair market value is the closing sale price reported on the NASDAQ National Market System on the date of grant. On
January 7, 2000, the closing sale price of the Common Stock on the NASDAQ National Market System was $2.25 per share.

    The 1995 Plan allows the Board of Directors to designate any option at the time of grant as either an "incentive stock option" or a "nonqualified option" for tax purposes. The Board of Directors also designates at the time of grant the number of shares covered, exercise price, vesting schedule and expiration date of each option. No option may be exercised more than ten years after the date of grant.

    Generally, if an option holder's employment by the Company terminates for a reason other than death or disability, options held by that person will expire if not exercised within three months following termination of employment. If an option holder dies or becomes permanently disabled the options will generally expire in one year if not exercised by the holder's estate or legal representative.

    The number of the shares subject to each outstanding option may be adjusted in the event of stock splits, stock dividends, or similar changes in the Company's outstanding securities. In the event of a reorganization of the Company, appropriate provision will be made for the continuation of any outstanding options, or the substitution of new options, on an equitable basis. In addition, the 1995 Plan grants broad discretion to the Board of Directors to take such action as it may deem necessary or advisable and fair and equitable to optionees in the event of a change in control of the Company, a tender or exchange offer for all or part of the Common Stock of the Company, a merger or consolidation of the Company or a sale of all or substantially all of the Company's assets, including authority to provide for earlier, later, extended or additional terms for the exercise of the whole or any installments of outstanding options, alternate forms of payment or other modifications.

    The 1995 Plan currently expires on November 8, 2004. The Board of Directors may terminate or amend the Plan. Any amendment to increase the number of shares covered by the 1995 Plan, change the class of eligible employees, or reduce the minimum option price for incentive stock options to less than fair market value requires stockholder approval within twelve months after it is adopted by the Board of Directors in order to become effective. The Board of Directors may delegate its plenary authority to administer the Plan to a committee of not fewer than three directors, two of whom may not be eligible to receive options under the Plan.

GRANTS OF OPTIONS

    There are currently 533,610 options outstanding under the 1995 Plan. Of that amount, 100,277 of the options have been granted subject to stockholder approval of the amendment to the Plan. If the amendment is not approved at the Meeting, those options will be cancelled.

FEDERAL INCOME TAX TREATMENT

    Generally, the grant of either an incentive stock option or a nonqualified option under the 1995 Plan will not cause recognition of income by the optionee or entitle the Company to an income tax deduction. Upon exercise of an option, the tax treatment will generally vary depending on whether the option is an incentive stock option or a nonqualified option. The exercise of an incentive stock option will generally not cause recognition of income by the optionee or entitle the Company to a tax deduction. However, the amount by which the fair market value of the shares obtained exceeds the exercise price on the day of exercise is an item of tax preference to the optionee for alternative minimum tax purposes. Upon the sale of such stock, the optionee generally will recognize capital gain or loss if the stock has been held for at least two years from the date of the option grant and at least one year after the stock was purchased. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as compensation income in the year in which the disposition occurred, to the extent of the difference between fair market value of such stock on the date of exercise and the option exercise price. The balance of any gain will be characterized as capital gain. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income.

    The exercise of a nonqualified option will generally cause the optionee to recognize taxable income equal to the difference between the exercise price and the fair market value of the stock obtained on the day of exercise. The Company must then, in most cases, obtain from the optionee funds to meet tax withholding requirements arising from that income recognition. The exercise of a nonqualified option will also generally entitle the Company to an income tax deduction equal to the amount of the income recognized by the exercising option holder. Upon the disposal of stock acquired pursuant to a nonqualified option, the optionee's basis for determining taxable gain or loss will be the sum of the option price paid for the stock plus any related compensation income recognized by the optionee, and such gain or loss will be long-term or short-term capital gain or loss depending on whether the option holder has held the shares for more than one year.

    The foregoing discussion of the federal income tax treatment of options is necessarily general and option holders should consult their tax advisors as to each holder's own particular circumstances and applicable laws and regulations.

REGISTRATION WITH SEC

    The Company has filed a Registration Statement covering the offering of the shares under the 1995 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. If Proposal Two is adopted, the Company intends to file a similar Registration Statement covering the 750,000 additional shares available for issuance under the 1995 Plan.

       THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE
                   AMENDMENT TO INCREASE THE SHARES RESERVED
                     UNDER THE 1995 PLAN BY 750,000 SHARES.

                                    ITEM III
                              APPROVAL OF AUDITORS

    Deloitte & Touche LLP, independent certified public accountants, have been the Company's auditors since 1984. They have been reappointed by the Board of Directors as the Company's auditors for the fiscal year ending September 30, 2000. Although stockholder approval is not required, the Board of Directors requests approval from the stockholders. If the appointment is not approved by the stockholders, the Board of Directors will make another appointment to be effective at the earliest feasible time.

    A representative of Deloitte & Touche LLP is expected to be present at the Meeting, will be given the opportunity to make a statement and will be available to answer appropriate questions.

              THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
                  VOTE "FOR" RATIFICATION OF THE SELECTION OF
                             DELOITTE & TOUCHE LLP.

                                    ITEM IV
                                 OTHER BUSINESS

    The management of the Company knows of no matter other than the foregoing to be brought before the Meeting. However, the enclosed proxy gives discretionary authority in the event any additional matters should be presented.

    Under the Company's Bylaws, any stockholder who wishes to present proposals for stockholder action at the Meeting must give written notice to the Company's Secretary within 15 days after the date that the Notice of the Meeting is mailed. The notice must state a brief description of the other business proposed to be raised, the reason for conducting that business at the Meeting, the name and address of the stockholder proposing such business, the number of Company shares owned by the stockholder, and any material interest of the stockholder in the business.

    The proxy rules of the Securities and Exchange Commission permit stockholders, after timely notice to issuers, to present proposals for stockholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by issuer action in accordance with the proxy rules. The Company's next meeting of stockholders (for the fiscal year ending September 30, 2000) is expected to be held on or about March 1, 2001 and proxy materials in connection with that meeting are expected to be mailed on or about January 16, 2001. Any stockholder proposals prepared in accordance with the proxy rules for inclusion in the Company's proxy materials must be received by the Company on or before September 20, 2000. In addition, if the Company receives notice of a stockholder proposal after January 26, 2001, such proposal will be considered untimely pursuant to the Company's Bylaws and the persons named as proxies solicited for the Company's 2001 Annual Meeting may exercise discretionary voting power with respect to such proposal.

    THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1999 IS BEING MAILED TO STOCKHOLDERS WITH THIS PROXY STATEMENT. STOCKHOLDERS MAY RECEIVE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY WRITING TO: IN HOME HEALTH, INC., 601 CARLSON PARKWAY, SUITE 500, MINNETONKA, MINNESOTA 55305, ATTENTION: INVESTOR RELATIONS, OR BY CALLING THE COMPANY AT (612) 449-7500.

                                          By Order of the Board of Directors

                                          [SIGNATURE]

                                          Robert J. Hoffman, Jr., Secretary

                              IN HOME HEALTH, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                               FEBRUARY 23, 2000

    The undersigned hereby appoints Wolfgang von Maack and Robert J. Hoffman, Jr., or either one of them, as proxies with full power of substitution to vote all of the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of In Home Health, Inc. to be held February 23, 2000 at 9:30 a.m. at the Radisson Hotel and Conference Center, 3131 Campus Drive, Plymouth, Minnesota or at any adjournments thereof, upon any and all matters which may properly be brought before the meeting or adjournments thereof, hereby revoking all former proxies.

(1)  ELECTION OF DIRECTORS
     / /  FOR all nominees listed below                         / /  WITHOUT AUTHORITY to vote
          (except as indicated below)                                for all nominees listed below

       Wolfgang von Maack, James J. Lynn, Ed.D., Clyde Michael Ford, Judith Irene Storfjell, Ph.D. and Eugene Terry

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above.)

(2) TO INCREASE THE NUMBER OF SHARES AVAILABLE UNDER THE 1995 STOCK OPTION PLAN BY 750,000 SHARES

      / /  For                                / /  Against                            / /  Abstain

(3) PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS

      / /  For                                / /  Against                            / /  Abstain

(4) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meetings.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1), (2) AND
(3) IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND "FOR" SUCH PROPOSALS IF THERE IS NO SPECIFICATION.

    PLEASE DATE AND SIGN exactly as your name(s) appears below indicating, where proper, the official position or representative capacity in which you are signing. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.

                                         Dated _____________________, 2000

                                         ---------------------------------------
                                         Signature of Stockholder

                                         ---------------------------------------
                                         Signature of Stockholder
                                         (if joint signature is required)